UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒           Preliminary information statement

☐           Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐           Definitive information statement

COPsync, Inc.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required

☐           Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐           Fee paid previously with preliminary materials.

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF COPSYNC, INC.

COPsync, Inc.
16415 Addison Road, Suite 300
Addison, Texas 75001

NOTICE OF ACTION TAKEN BY
WRITTEN CONSENT OF A MAJORITY OF STOCKHOLDERS

Dear Stockholders:

The enclosed information statement (the “Information Statement”) is provided on or about July , 2015 to the stockholders of record on July 7, 2015 (the “Record Date”) of COPsync, Inc., a Delaware corporation (the “Company”) to advise the stockholders that our Board of Directors (the “Board”) and stockholders holding at least a majority of the voting power of the Company (the “Consenting Stockholders”) have authorized the following actions:

1.	A reverse stock split (the “Reverse Split”) of our issued and outstanding shares of common stock, par value $0.0001 per share (“Common Stock”).

2.
The election of Russell D. Chaney, Ronald A. Woessner, J. Shane Rapp, Joel Hochberg, Joseph R. Alosa, Sr., Robert Harris and Brian K. Tuskan to the Board until the next annual meeting of stockholders or until their successors are duly elected (together with the Reverse Split, the “Proposed Actions”).

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Further, these actions will not be effective until a date at least twenty (20) days after the date that the Information Statement is filed and mailed to our stockholders of record on the Record Date.

Please feel free to call us at (972) 865-6192 should you have any questions on the enclosed Information Statement.

BY ORDER OF THE BOARD OF DIRECTORS
OF COPSYNC, INC.

/s/ Ronald A. Woessner
Ronald A. Woessner
Chief Executive Officer

COPsync, Inc.
16415 Addison Road, Suite 300
Addison, Texas 75001

PRELIMINARY INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement is furnished to the stockholders of COPsync, Inc. a Delaware corporation (the “Company,” “we,” “our,” or “us”) at the close of business on July 7, 2015 (the “Record Date”), in connection with action taken by our board of directors (the “Board”) and the holders of a majority in interest of our voting capital stock (the “Consenting Stockholders”) to approve the Proposed Actions.

On July 6, 2015, the Board of Directors of the Company (the “Board”) approved and submitted for the approval of our stockholders an amendment to our Amended and Restated Certificate of Incorporation, to effect a reverse stock split of our common stock by a ratio of not less than 1-for-25 and not more than 1-for-50 (the “Reverse Split”).  The Reverse Split could be effected at any time prior to December 31, 2015, at the exact ratio to be set at a whole number within the above range as determined by the Board in its discretion.  Further, the Board may, in its sole discretion, determine whether or not the Reverse Split is effected.

On July 7, 2015, the Consenting Stockholders approved the Reverse Split by written consent in lieu of a meeting, in accordance with Section 228 of the Delaware General Corporations Law.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Reverse Split.

We believe the Reverse Split will enhance the ability of the Company to list its shares on the NASDAQ Capital Market (“NASDAQ”), thereby providing the Company and its stockholders with, among other things: immediate access to a much larger national financial market; access to institutional and other large scale investors; the ability to market and publicize performance and other relevant information to a larger audience; and the ability to provide our stockholders with access to a national stock exchange wherein their shares will be available to a much broader market.  The Reverse Split will not impact the authorized capital stock of the Company.  As a result, the Reverse Split will also allow the Company to maintain sufficient authorized but unissued shares of Common Stock to issue shares (i) to raise additional capital, (ii) for possible acquisitions of other companies, businesses or assets, or establishing strategic partnerships or other business relationships, or (iii) for other corporate purposes.

We are also notifying our stockholders, pursuant to this Information Statement, that the Consenting Stockholders approved the election of seven individuals to serve on our Board until the next annual meeting of stockholders or until a successor is duly elected.  On July 7, 2015, the Consenting Stockholders approved the election of these individuals by written consent in lieu of a meeting, in accordance with Section 228 of the Delaware General Corporations Law.  Accordingly, we are not soliciting your consent in connection with the election of these individuals to serve on our Board.

The Consenting Stockholders consist of stockholders owning: (i) 76,940,301 shares of our issued and outstanding common stock, par value $0.0001 per share (the “Common Stock”); and  (ii) 100,000 shares of our issued and outstanding Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”).  The Consenting Stockholders approved the Reverse Split by written consent in lieu of a meeting on July 7, 2015, in accordance with the Delaware General Corporation Law (“DGCL”). Accordingly, neither your vote nor your consent is required and neither is being solicited in connection with the approval of the Proposed Actions.  Dissenting stockholders do not have any statutory appraisal rights as a result of the actions taken. The Board does not intend to solicit any proxies or consents from any other stockholders in connection with the Proposed Actions. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely to advise stockholders of the Proposed Actions taken by written consent.

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to our stockholders to notify them of the Proposed Actions.  Pursuant to Rule 14c-2 under the Exchange Act, the Proposed Actions will not be effective until a date at least 20 days after the date on which this Information Statement has been mailed to stockholders.  This Information Statement will serve as written notice to our stockholders pursuant to the DGCL.

ABOUT THE INFORMATION STATEMENT

What is the purpose of this information statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify our stockholders as of the close of business on the Record Date of the corporate actions taken by the Consenting Stockholders.

The Consenting Stockholders holding a majority of our outstanding voting capital stock have voted in favor of the Proposed Actions as outlined in this Information Statement, which actions will be effective on a date that is at least 20 days after the mailing of this Information Statement.

Who is entitled to notice?

Each outstanding share of our voting securities on the close of business on the Record Date is entitled to notice of each matter voted on by the Consenting Stockholders. The Consenting Stockholders as of the close of business on the Record Date held the authority to cast votes in excess of fifty percent (50%) of our outstanding voting power and have voted in favor of the Proposed Actions. Under the DGCL, stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the Company’s stockholders.

What constitutes the voting shares of the Company?

The voting power entitled to vote on the Proposed Actions consists of the vote of the holders of a majority of our voting securities as of the Record Date. As of the Record Date, our voting securities consisted of 203,052,344 shares of Common Stock and 100,000 shares of Series A Preferred Stock and 375,000 shares of our Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”).  Each share of Series A Preferred Stock is entitled to cast 750 votes.  Each share of Series B Preferred Stock is entitled to cast 40 votes.  As of the Record Date, our voting securities were entitled to cast a total of 299,058,919 votes.

What corporate matters did the Consenting Stockholders vote for, and how did they vote?

Consenting Stockholders holding a majority of our outstanding voting securities have voted in favor of a proposal to approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock by a ratio of not less than 1-for-25 and not more than 1-for-50 at any time prior to December 31, 2015, with the Board having the discretion as to whether or not the Reverse Split is to be effected, and with the exact ratio of any Reverse Split to be set at a whole number within the above range as determined by the Board in its discretion.  The Consenting Stockholders holding a majority of our outstanding voting securities have also voted in favor of the election of seven directors to serve on the Board until the next annual meeting of stockholders or until a successor is duly elected.

 What vote is required to approve the Reverse Split and the authorized capital change?

Other than the approval by the Consenting Stockholders, which we have already obtained, no further vote is required for approval of the Reverse Split.

 What vote is required to approve the election of the seven directors?

Other than the approval by the Consenting Stockholders, which we have already obtained, no further vote is required for approval of the election of the directors to serve on the Board.

Who is paying the cost of this Information Statement?

We will pay for preparing, printing and mailing of this information statement. Our costs are estimated at approximately $3,000.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that the Company files with the U.S. Securities and Exchange Commission (the “SEC”) contain forward-looking statements about the Company’s business containing the words “believes,” “anticipates,” “expects” and words of similar import.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements.  Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement.  An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in our future filings with the SEC.

VOTES REQUIRED AND RELATED INFORMATION

Section 228 of the DGCL generally provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting upon the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Further, pursuant to the DGCL, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Reverse Split and to elect an individual to serve as a director on our Board.  In order to eliminate the costs and management time involved in holding a special meeting, our Board determined that it was in the best interests of all of our shareholders that the Proposed Actions be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken.

As of the Record Date, there were 203,052,344 shares of Common Stock issued and outstanding, 100,000 shares of Series A Preferred Stock issued and outstanding, and 375,000 shares of Series B Preferred Stock issued and outstanding.  Each share of Common Stock is entitled to one vote, each share of Series A Preferred Stock is entitled to 750 votes, and each share of Series B preferred Stock is entitled to 40 votes, plus the shares issuable in payment of dividends accrued.  Accordingly, for the approval of the Proposed Actions, the affirmative vote of a majority of the shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock outstanding and entitled to vote at the Record Date, or 149,529,461 votes, was required for approval.  The Consenting Shareholders combine to account for an affirmative vote of 151,940,301 votes, which exceeds the required number of votes in favor of the Proposed Actions.

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Proposed Actions.  The persons that have consented to the Proposed Actions hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Proposed Actions.

CONSENTING STOCKHOLDERS

On July 6, 2015, the Board unanimously adopted resolutions declaring the advisability of, and recommending that stockholders approve, the Reverse Split of the issued and outstanding shares of the Company’s Common Stock, and the election of seven individuals to serve as directors on the Board.  In connection with the adoption of this resolution, the Board elected to seek the written consent of the holders of a majority of the Company’s issued and outstanding shares of Common Stock in order to reduce the costs and implement the proposals in a timely manner.

On July 7, 2015, the following Consenting Stockholders consented in writing to the Proposed Actions:

Shareholder Name	Class of Shares Held	No. of Shares	No. of Votes	% of Potential Outstanding Votes (1)
Russell D. Chaney	Common Stock	44,790,985	44,790,985	14.98%
Shane Rapp	Common Stock	14,922,269	14,922,269	4.99
RSIV, LLC (2)	Series A Preferred	100,000	75,000,000	25.08
RSIV, LLC (2)	Common Stock	970,990	970,990	0.32
Ronald Woessner	Common Stock	2,000,000	2,000,000	0.67
Joseph Alosa, Sr.	Common Stock	2,000,000	2,000,000	0.67
824 Highway 3 Investments, L.P. (3)	Common Stock	7,500,000	7,500,000	2.51
Carol Alosa	Common Stock	500,000	500,000	0.17
Joseph Alosa, Jr.	Common Stock	500,000	500,000	0.17
Denise Alosa	Common Stock	100,000	100,000	0.03
Mary Beth Alosa	Common Stock	100,000	100,000	0.03
Jennifer Alosa	Common Stock	100,000	100,000	0.03
Calvin and Carroll Chaney	Common Stock	1,076,057	1,076,057	0.36
Dr. Andrew Cilia (4)	Common Stock	2,380,000	2,380,000	0.79
		Total:	151,940,301	50.80%

(1)	As of the Record Date, the holders of our voting securities were entitled to cast a total of 299,058,919 votes.
(2)	RSIV, LLC is controlled by Messrs. Chaney and Rapp.
(3)	Robert Harris, one of our directors, is the Managing Partner of this entity.
(4)	Dr. Cilia is the Company’s Vice President of Engineering.

The Company is not seeking written consent from any of our other stockholders, and stockholders other than the Consenting Stockholders will not be given an opportunity to vote with respect to the Proposed Actions.

PROPOSAL NO. 1:  AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT

General

On July 6, 2015, the Board approved an amendment, subject to shareholder approval, to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock by a ratio of not less than 1-for-25 and not more than 1-for-50 (the “Reverse Split”) at any time prior to December 31, 2015, with the Board having the discretion as to whether or not the Reverse Split is to be effected, and with the exact ratio of any Reverse Split to be set at a whole number within the above range as determined by the Board in its discretion. The Consenting Stockholders approved the Reverse Split by written consent in lieu of a meeting on July 7, 2015.  The Company currently has authorized 501,000,000 shares of capital stock, 500,000,000 of which are authorized as Common Stock and 1,000,000 of which are authorized as preferred stock, par value $0.0001 per share (the “Preferred Stock”).  As of the Record Date, there were outstanding 203,052,344 shares of Common Stock, 100,000 shares of Series A Preferred Stock and 375,000 shares of Series B Preferred Stock, respectively.  As of the Record Date, the holders of our voting securities were entitled to cast a total of 299,058,919 votes.

Purposes of the Proposed Reverse Split

Satisfaction of Initial Listing Requirements of the NASDAQ Capital Market.

We have commenced the process of applying to list on the NASDAQ Capital Market, which we currently intend to do by the end of the year.  Our Board is submitting the Reverse Split to our stockholders for approval with the primary intent of increasing the market price of our Common Stock to enhance our ability to meet the initial listing requirements of the NASDAQ Capital Market and to make our Common Stock more attractive to a broader range of institutional and other investors.  In addition to increasing the market price of our Common Stock, the Reverse Split would also reduce certain of our costs, as discussed below.  Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Split is in the Company’s and our stockholders’ best interests.  There can be no assurance that we will complete our application to list, or that we will be accepted to list, on the NASDAQ Capital Market.

We believe that the Reverse Split will enhance our ability to obtain an initial listing on The NASDAQ Capital Market. The NASDAQ Capital Market requires, among other items, an initial bid price of least $4.00 per share and following initial listing, maintenance of a continued price of at least $1.00 per share.  Reducing the number of outstanding shares of our Common Stock should, absent other  factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that, following the Reverse Split, our minimum bid price would remain over the minimum bid price requirement of the NASDAQ Capital Market.

Increase Our Common Stock Price to a Level More Appealing for Investors.

We believe that the Reverse Split could enhance the appeal of our Common Stock to the financial community, including institutional investors, and the general investing public.  Because the Common Stock is not listed on a national securities exchange and presently trades at less than $5.00 per share, trading in our Common Stock is subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by brokers or dealers in connection with any trades involving a stock defined as a “penny stock.” Because our Common Stock is presently classified as a “penny stock,” prior to effectuating any transaction in our Common Stock, a broker or dealer is required to make a suitability determination as to the proposed purchaser of our Common Stock and to receive a written agreement, meeting certain requirements. The additional burdens imposed upon brokers or dealers by such requirements may discourage brokers or dealers from effecting transactions in our Common Stock, which limits the market liquidity of our Common Stock and the ability of investors to trade our Common Stock.

We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced securities and that brokerage firms may be reluctant to recommend lower priced stock to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore to have less third-party analysis of the company available to investors.  We believe that the reduction in the number of issued and outstanding shares of our Common Stock caused by the Reverse Split, together with the anticipated increased stock price immediately following and resulting from the Reverse Split, may encourage interest and trading in our Common Stock and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for our Common Stock than that which currently exists.

Furthermore, as a result of the Reverse Split, there will be a reduction in the number of shares of Common Stock issued and outstanding; however the number of shares authorized will remain the same.  The reduced number of issued and outstanding number of shares may, in the view of the Board, attract new investment partners to assist with the development of Company initiatives and business plans.  For the above reasons, the Board believes that the Reverse Split is in the best interests of the Company and its stockholders. However, there can be no assurances that the Reverse Split will have the desired consequences.

We cannot assure you that all or any of the anticipated beneficial effects on the trading market for our Common Stock will occur.  Our Board cannot predict with certainty what effect the Reverse Split will have on the market price of our Common Stock, particularly over the longer term.  Some investors may view a Reverse Split negatively, which could result in a decrease in our market capitalization.  Additionally, any improvement in liquidity due to increased institutional or brokerage interest or lower trading commissions may be offset by the lower number of outstanding shares.

Effect of Reverse Split on Authorized Shares of Capital Stock

How a Reverse Split Will Affect Securityholders. The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the Reverse Split results in any of our stockholders owning a fractional share. No fractional shares shall be issued. In lieu of issuing fractional shares, we will issue to any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Split an additional full share of our Common Stock. New Shares will remain fully paid and nonassessable.  The voting and conversion provisions of our Series A Preferred Stock and Series B Preferred Stock will also be proportionately adjusted in connection with the Reverse Split.

Depending on the ratio for the Reverse Split determined by the Board, a minimum of 25 and a maximum of 50 shares of existing Common Stock will be combined into one new share of Common Stock.  The table below shows, as of the June 30, 2015, the number of outstanding shares of Common Stock that would result from the listed hypothetical Reverse Split ratios (without giving effect to the treatment of fractional shares):

Reverse Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Split
1-for-25	8,122,094
1-for-30	6,768,411
1-for-35	5,801,496
1-for-40	5,076,309
1-for-45	4,512,274
1-for-50	4,061,047

The actual number of shares issued after giving effect to the Reverse Split, if implemented, will depend on the Reverse Split ratio that is ultimately determined by our Board.

Effective Increase in Authorized Shares of Common Stock. The Reverse Split, will not change the number of authorized shares of our Common Stock, which is 500,000,000, under our Amended and Restated Certificate of Incorporation.  Therefore, because the number of issued and outstanding shares of our Common Stock would decrease, the number of shares remaining available for issuance would increase.  As explained in more detail below, these additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as acquisitions of companies or assets, sales of stock or securities convertible into Common Stock and raising additional capital.  We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

The increased reserve of shares available for issuance may be used to facilitate public or private financings.  If sufficient operating funds cannot be generated by operations, we may need to, among other things, issue and sell unregistered Common Stock, or securities convertible into Common Stock, in private transactions.  We have no plans or agreements in place for any financing at this time.  Such transactions might not be available on terms favorable to us, or at all.  We may sell Common Stock at prices less than the public trading price of the Common Stock at the time, and we may grant additional contractual rights to purchase not available to other holders of Common Stock, such as warrants to purchase additional shares of Common Stock or anti-dilution protections.

The increased reserve of shares available for issuance would also give us the flexibility of using Common Stock to raise capital and/or as consideration in acquiring other businesses.   Such acquisitions may be effected using shares of Common Stock or other securities convertible into Common Stock and/or by using capital that may need to be raised by selling such securities.

In addition, the increased reserve of shares available for issuance may be used for potential equity incentive plans for grants to our employees, consultants and directors, and those of our subsidiaries.  Our Board believes that it is critical to incentivize our officers and employees, and those of our subsidiaries, to increase our revenues and profitability, and as a result, our market value, through equity incentive awards. Such equity incentive plans, the adoption of which may require approval from our stockholders, may also be used to attract and retain employees or in connection with potential acquisitions as we grant options to the employees of the acquired companies.  Our Board believes that our ability to achieve our growth strategy may be impaired without additional shares of authorized Common Stock that could be used to provide such equity incentives.

The additional authorized but unissued shares of Common Stock may generally be issued from time to time for such proper corporate purposes as may be determined by our Board, without further action or authorization by our stockholders, except for some limited circumstances where stockholder approval is required by law or the listing standards of any stock exchange on which our Common Stock may be listed at such time, such as for the adoption of an equity incentive plan.

The possible future issuance of shares of equity securities consisting of Common Stock or securities convertible into Common Stock could affect our current stockholders in a number of ways, including the following:

•	diluting the voting power of the current holders of Common Stock and Preferred Stock;
•
diluting the market price of the Common Stock, to the extent that the shares of Common Stock are issued and sold at prices below current trading prices of the Common Stock, or if the issuance consists of equity securities convertible into Common Stock, to the extent that the securities provide for the conversion into Common Stock at prices that could be below current trading prices of the Common Stock;

•	diluting the earnings per share and book value per share of the outstanding shares of Common Stock; and
•	making the payment of dividends on Common Stock potentially more expensive.

Fractional Shares.   The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholders percentage ownership interests in our company, except to the extent that the result of the Reverse Split results in any of our stockholders owning a fractional share.  If this occurs, the fractional shares will be rounded up to the next whole share, including fractional shares that are less than one share.  In addition, the Reverse Split will not affect any stockholders percentage ownership or proportionate voting power.  The Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable.

Effect on Voting Rights of, and Dividends on, our Capital Stock. Proportionate voting rights and other rights of the holders of our capital stock would not be affected by the Reverse Split.  The percentage of outstanding shares owned by each stockholder prior to the split will remain the same, except for adjustment as a consequence of rounding up any fractional shares created by the Reverse Split to the next whole share, which is discussed in more detail under “Fractional Shares,” above.  For example, generally, a holder of two percent of the voting power of the outstanding shares of Common Stock immediately prior to the effective time of the Reverse Split would continue to hold two percent of the voting power of the outstanding shares of Common Stock after a Reverse Split.

We have not in the past declared, nor do we have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property to holders of our Common Stock.  Holders of our Series B Preferred Stock are entitled to receive annual dividends at an annual rate of 7.0%.  As of July 6, 2015, our Series B Preferred Stock have accrued dividends of $600,657.53.  The Reverse Split will not impact the dividends accruing on our outstanding shares of Series B Preferred Stock.  Therefore, we do not believe that a Reverse Split would have any effect with respect to future distributions, if any, to our stockholders.

Effect on Registered and Beneficial Stockholders.   Upon the consummation of the Reverse Split, we intend to treat stockholders holding stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders, holding the stock in "street name."  However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split.  If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered "Book-entry" Stockholder. Our registered stockholders may hold some or all of their shares electronically in book-entry form.  These stockholders will not have stock certificates evidencing their ownership of the stock. These stockholders are, however, provided with a statement reflecting the number of shares registered in their accounts.  If you hold shares in book-entry form, you do not need to take any action to receive your post-Reverse Split shares.  A transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

Effect on Registered Certificated Shares. Some of our registered stockholders hold all their shares in certificate form or a combination of certificate and book-entry form.  If any of your shares are held in certificate form, you do not need to take any action to exchange your stock certificate. Stockholders may continue to make sales or transfers using their old stock certificates.  On request, we will issue new certificates to anyone who holds old stock certificates in exchange therefor.  Any request for new certificates into a name different from that of the registered holder will be subject to normal stock transfer requirements and fees, including proper endorsement and signature guarantee, if required.

Effect on Liquidity.  The decrease in the number of shares of our common stock outstanding as a consequence of the Reverse Split may decrease the liquidity in our Common Stock if the anticipated beneficial effects on the trading market for our Common Stock do not occur.  See “Purposes of the Proposed Reverse Split,” above.

Potential Anti-Takeover Effect.   If the Reverse Split is approved, the increased proportion of authorized but unissued shares of our Common Stock to issued and outstanding shares thereof could, under certain circumstances, have an anti-takeover effect.  For example, such a change could permit future issuances of our Common Stock that would dilute the stock ownership of a person seeking to effect a change in composition of our board of directors or contemplating a tender offer or other transaction for the combination of our company with another entity.  The Reverse Split, however, is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or to obtain control of us.

Effective Date of the Reverse Split.   The Reverse Split would become effective upon the filing and effectiveness (the "Effective Time") of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, substantially in the form attached hereto as Appendix A. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Split if, at any time prior to filing the Certificate of Amendment, our Board, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders to proceed with the Reverse Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Split, our Board of Directors does not intend for this transaction to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

Certain Federal Income Tax Considerations

The following discussion describes certain material federal income tax considerations relating to the Reverse Split.  This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to stockholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The Reverse Split is intended to be a tax-free recapitalization to the Company and its stockholders. Stockholders will not recognize any gain or loss for federal income tax purposes as a result of the Reverse Split. The holding period for shares of Common Stock after the Reverse Split will include the holding period of shares of Common Stock before the Reverse Split, provided that such shares of Common Stock are held as a capital asset at the effective time of the Amendment. The adjusted basis of the shares of Common Stock after the Reverse Split will be the same as the adjusted basis of the shares of Common Stock before the Reverse Split.

Accounting Consequences and Effect on Registration of Common Stock Under the Exchange Act

The par value of our Common Stock would remain unchanged at $0.0001 per share after the Reverse Split.  However, the Common Stock as designated on our balance sheet would be adjusted downward in respect of the shares of the new Common Stock to be issued in the Reverse Split such that the Common Stock would become an amount equal to the aggregate par value of the shares of new Common Stock being issued in the Reverse Split, and that the additional paid in capital as designated on our balance sheet would be increased by an amount equal to the amount by which the Common Stock was decreased.  Additionally, net income (loss) per share would increase proportionately as a result of the Reverse Split since there will be a lower number of shares outstanding.

Our Common Stock is currently registered under the Exchange Act.  A Reverse Split would not affect the registration of our Common Stock under the Exchange Act.  After the Reverse Split, our Common Stock would continue to be quoted on the OTCQB under the symbol "COYN."

PROPOSAL NO. 2:  THE ELECTION OF RUSSELL D. CHANEY, RONALD A. WOESSNER, J. SHANE RAPP, JOEL HOCHBERG, JOSEPH R. ALOSA, SR., ROBERT HARRIS AND BRIAN K. TUSKAN TO THE BOARD UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED.

The Board and the Consenting Shareholders have approved the election of Russell D. Chaney, Ronald A. Woessner, J. Shane Rapp, Joel Hochberg, Joseph R. Alosa, Sr., Robert Harris and Brian K. Tuskan to the Board for a one-year term and until the next annual meeting of stockholders or until their successors are duly elected.

Executive Officers and Directors

The following table sets forth the name, age and position of each of our directors and executive officers as of June 30, 2015.

Name	Age	Position	Year First Elected Director
Directors
Russell D. Chaney	53	Chairman of the Board	2008
Ronald A. Woessner	57	Chief Executive Officer and Director	2010
J. Shane Rapp	38	President, Corporate Secretary, Treasurer and Director	2008
Joel Hochberg	80	Director	2009
Joseph R. Alosa, Sr.	75	Director	2011
Robert L. Harris	39	Director	2012
Brian K. Tuskan	49	Director	2015

Executive Officers
Barry W. Wilson	67	Chief Financial Officer	N/A

The following includes a brief biography for each of our directors and executive officers, with each director biography including information regarding the experiences, qualifications, attributes or skills that caused our board of directors to determine that each member of our board of directors should serve as a director as of the date of this Information Statement. There are no family relationships among any of our directors or executive officers.

Directors

Russell D. Chaney serves as Chairman of the Board and leads our business development and strategic alliance activities.  Mr. Chaney has served as our Chairman of the Board since April 2008 and previously served as our Chief Executive Officer from April 2008 through October 1, 2010.  Mr. Chaney also served as our Chief Financial Officer for most of that period.  Prior to joining us, Mr. Chaney served as co-founder and Chief Executive Officer of PostInk Technology, LP, our predecessor, from March 2003 until April 2008.  Prior to founding PostInk Technology, Mr. Chaney worked with eBay, Inc. from March 2003 until March 2004, serving the eBay Motors and CARad.com division, as well as Dean of Education for the eBay Motors University.  Before joining eBay, Mr. Chaney served as co-founder and Chief Executive Officer of CARad.com until its acquisition by eBay in March 2003.  Mr. Chaney completed his law enforcement training with San Antonio College in 1989 and immediately began serving as a Deputy Constable in Comal County, Texas, where he continues to serve currently.  Mr. Chaney received an Associate's Degree - Criminal Justice from Southwest Texas State University.  We believe that Mr. Chaney’s qualifications to serve on our board of directors include his past positions with us as our Chief Executive Officer and Chief Financial Officer, his status as a co-founder of our business and his extensive experience in law enforcement.

Ronald A. Woessner was elected as our Chief Executive Officer, effective October 1, 2010 and was appointed as a member of our board of directors in June 2011.  Mr. Woessner has worked in a senior executive or legal capacity at publicly-held, start-up and emerging technology companies for over twenty years.  Prior to his appointment as our Chief Executive Officer in August 2010, Mr. Woessner worked with us in a consulting capacity. From 1998 until 2009, he served as senior vice president and general counsel for Zix Corporation (NASDAQ: ZIXI), a subscription-based, encrypted email SaaS services provider that enables healthcare and financial institutions to comply with HIPAA and GLBA.  While employed at Zix Corporation, Mr. Woessner was named as a defendant in a stockholder class action lawsuit alleging securities fraud related to alleged misstatements made by other employees of Zix regarding a new product.  The litigation was settled in June 2008 with no admission of wrongdoing by Mr. Woessner or Zix.  Prior to that, he served as senior vice president and general counsel for Amtech Corporation (NASDAQ: AMTC), a provider of RFID solutions for railroad car tracking and electronic toll collection installations, including the TOLLTAG system used throughout Texas, Oklahoma and other states and the EZ-PASS system used in the New York, New Jersey and Pennsylvania area. He was previously a corporate and securities attorney with the Dallas-based law firm of Johnson & (Swanson) Gibbs, P.C., where he specialized in public and private equity and debt financings, mergers and acquisitions, and leveraged buy-outs.  Mr. Woessner is a magna cum laude graduate of the University of Minnesota law school and a summa cum laude graduate of Texas A&M University. He also holds a compliance and ethics professional certification from the Society of Corporate Compliance and Ethics and a director’s certification from the National Association of Corporate Directors (NACD).  We believe that Mr. Woessner’s qualifications to serve on our board of directors include his position as our Chief Executive Officer and his extensive experience in management of emerging technology companies and SaaS service providers.

J. Shane Rapp has served as our President and as a member of our board of directors since April 2008.  Prior to joining us, Mr. Rapp served as co-founder and President of PostInk Technology, LP from March 2003 until April 2008.  Prior to joining PostInk Technology, Mr. Rapp served as co-founder and President of CARad.com from January 2000 until March 2003, where he managed CARad.com's Texas office and its employees.  After CARad.com was acquired by eBay, Inc. in March 2003, Mr. Rapp served eBay's Automobile Dealers and Software Developers as an instrumental liaison.  Mr. Rapp graduated from the San Antonio Police Academy in 1997.  He then began serving as a Deputy Constable for Comal County, Texas.  Mr. Rapp furthered his law enforcement education by obtaining a Texas Communications Officers Certification and a Texas Communications Officers Supervisors Certification.  In 2004, Mr. Rapp was elected to the position of Constable for Precinct #4 in Comal County, Texas.  Mr. Rapp continues to serve in that position.  We believe that Mr. Rapp’s qualifications to serve on our board of directors include his position as our President, his status as a co-founder of our business and his extensive experience in law enforcement.

Joel Hochberg has been a member of our board of directors since October 2009. He is also the designee of our Series B Preferred Stock. Previously, Mr. Hochberg was the president of a prominent software company in the video game industry, which was later sold to Microsoft in 2004. After the sale of this company, Mr. Hochberg served as a consultant to Microsoft’s X-Box division for three years. We believe that Mr. Hochberg’s qualifications to serve on our board of directors include his experience in the software industry, his significant business and investment experience in general, and his leadership of the investor group that invested in our Series B Preferred Stock.

Joseph R. Alosa, Sr. has served on our board of directors since June 2011.  Mr. Alosa is the Chief Executive Officer of the Profile Group, Inc. based in Conway, New Hampshire, Patsy’s Inc. and Patsy’s Leasing Corp. based in Concord, New Hampshire.  Mr. Alosa currently operates over a dozen successful transportation industry companies throughout New England and brings decades of business experience working with law enforcement agencies in the Northeast.  He serves on numerous community and professional boards in New Hampshire and has served as a representative member of the New England Advisory Board for the Federal Reserve Bank of Boston.  Mr. Alosa is an honors graduate of the Stanford Graduate School’s Executive Management Program.   We believe that Mr. Alosa’s qualifications to serve on our board of directors include his leadership and experience in the transportation industry, his working with law enforcement agencies in the Northeast and his significant business and investment experience in general.

Robert Harris has served on our board of directors since November 2012.  Mr. Harris is the chief executive officer of Mainland Bank, in the Houston, Texas area. He is also a principal at the investment fund of 824 Highway 3 Investments, L.P., which holds an investment in the Company.  We believe that Mr. Harris’ qualifications to serve on our board of directors include his knowledge of economic trends influencing industries he services, and his management skills, involving financial operations.

Brian K. Tuskan was appointed to our board of directors in June 2015. Since 2001, Mr. Tuskan has served as the Senior Director of Security at Microsoft Corporation and has nearly three decades of experience in law enforcement and in the private security sector.  Prior to that Mr. Tuskan served more than 12 years in law enforcement with the City of Redmond Police (Washington) and the Honolulu Police Department (Hawaii). He is also a subject matter expert in physical security technologies and security investigations, including major crimes, threat management/workplace violence mitigation, asset protection, frauds and thefts.  During his distinguished law enforcement career he served as a patrol officer, ATV specialized unit, SWAT tactical team member, criminal intelligence, undercover narcotics detective, major crimes detective and officer-in-charge.  Mr. Tuskan holds a Criminal Justice degree from Wayland Baptist University, a Leadership Certificate from Georgetown University and is a graduate of the University of Washington (Foster School of Business) Executive Development Program. He serves on numerous councils and advisory boards including the Microsoft Worldwide Public Safety and Justice Advisory Council, the Security Strategy Group Advisory Board and the ASIS Leadership & Management Practices Council.  Mr. Tuskan filed a petition for personal bankruptcy under Chapter 13 of the federal bankruptcy laws in May 2007 that was subsequently discharged in August 2012.

Executive Officers

Barry W. Wilson became our Chief Financial Officer in November 2010.  Mr. Wilson has worked for over twenty-three years in a variety of accounting and financial capacities at publicly-held, start-up and emerging, technology companies.  He served from May 2001 to August 2009 in various capacities for Zix Corporation, most recently as chief financial officer and treasurer from November 2006 to October 2008 as well as vice president of accounting and finance from November 2008 to August 2009.  He also served in various financial capacities with its predecessor-in-interest, Amtech Corporation (NASDAQ: AMTC).  Mr. Wilson is a licensed certified public accountant with a degree in accounting from Point Park University, Pittsburgh, PA.

CORPORATE GOVERNANCE

Board of Directors and Committees

Our Board currently consists of seven members.  Members of our Board are elected for a one-year term, or until a successor has been elected and qualified or their earlier death, resignation or removal.  The holders of record of our Series B Preferred Stock, who vote together with the holders of Common Stock and not as a separate class, are entitled to elect one member of our Board so long as at least 175,000 shares of our Series B Preferred Stock are outstanding.  Mr. Hochberg currently serves as the director elected by the Series B Preferred Stock.  Joseph R. Alosa, Sr., Robert Harris and Brian K. Tuskan were appointed as members of our Board in June 2011, November 2012 and June 2015, respectively.  Vacancies on Board are filled by a majority vote of the remaining members of our Board.

To date, our Board has not established a nominating committee, a compensation committee or an audit committee, and the entire Board acts as our audit committee, although we intend to appoint such committees prior to our next annual meeting of stockholders.  Our Board has not yet determined whether a member of Board meets the criteria of an “audit committee financial expert,” as that term is defined in the rules and regulations promulgated under the Securities Exchange Act of 1934, but the Board intends on identifying such expert in the near future.  The Company believes that the cumulative business and financial knowledge of its current Board members is sufficient, in light of the lack of complexity of the Company’s accounting matters, to adequately provide oversight of the Company’s financial affairs.

Director Independence

Our Board of Directors has determined that four out of our seven directors are currently “independent directors” as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules.  These four directors are Joel Hochberg, Joseph R. Alosa, Sr., Robert Harris and Brian K. Tuskan.  We are not presently required to have a majority of independent directors.  Further, the definition of “independent directors” in the NASDAQ Listing Rules does not currently apply to us because we are not listed on NASDAQ.  If we ever become a listed issuer whose securities are listed on a national securities exchange, such as NASDAQ, or on an automated inter-dealer quotation system of a national securities association, which has independent director requirements, we intend to comply with all applicable requirements relating to director independence.

Board Attendance

Our Board held five meetings during the fiscal year ended December 31, 2014, four of which were regularly scheduled meetings.  Aside from Mr. Harris and Mr. Alosa, each of our directors attended at least 75% of the meetings of our Board held in 2014.  We encourage each of our directors to attend each annual meeting of stockholders, when such meetings are held.  We did not hold an annual meeting of stockholders in 2014.

Board Leadership Structure and the Role of the Board in Risk Oversight

Board Leadership Structure

The positions of our chairman of the board and Chief Executive Officer are separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the chairman of the board to lead our board of directors in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as our board of directors’ oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of the company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board.

Although our bylaws do not require that we separate the chairman of the board and Chief Executive Officer positions, our Board believes that having separate positions is the appropriate leadership structure for us at this time. Our Board recognizes that depending on the circumstances, other leadership models, such as combining the role of chairman of the board with the role of Chief Executive Officer, might be appropriate. Accordingly, our Board may periodically review its leadership structure. Our Board believes its administration of its risk oversight function has not affected its leadership structure.

Role of the Board in Risk Oversight

We face a number of risks, including those described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC . Our Board believes that risk management is an important part of establishing, updating and executing on the company’s business strategy. Our Board has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of the company. Our Board focuses its oversight on the most significant risks facing the company and on its processes to identify, prioritize, assess, manage and mitigate those risks. Our Board receives regular reports from members of the company’s senior management on areas of material risk to the company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the company.

Stockholder Communications with the Board

Stockholders and other interested parties may make their concerns known confidentially to the Board or the independent directors by submitting a communication in an envelope addressed to the “Board of Directors,” a specifically named independent director or the “Independent Directors” as a group, in care of the Secretary.  All such communications will be conveyed, as applicable, to the full Board, the specified independent director or the independent directors as a group.

Code of Ethics

We have not adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, but we plan to adopt such a policy in the near future. Both the Company’s chief executive officer and chief financial officer were former senior executives of a NASDAQ publicly-traded company and were bound by a code of ethics at that company. They are familiar with the ethical and legal requirements pertaining to persons in their positions.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

The following table sets forth certain information with respect to compensation for the years ended December 31, 2014 and 2013 paid to our chief executive officer and our two other most highly compensated executive officers as of December 31, 2014. In this Information Statement, we refer to these individuals as our named executive officers.

Summary Compensation Table

Name and		Salary	Total
Principal Position	Year	($)	($)
Ronald A. Woessner	2014	$180,000	$180,000
Chief Executive Officer	2013	180,000	180,000
Barry W. Wilson	2014	144,000	144,000
Chief Financial Officer	2013	144,000	144,000
Russell D. Chaney	2014	120,000	120,000
Chairman of the Board	2013	120,000	120,000

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table sets forth the equity awards outstanding at December 31, 2014 for each of the named executive officers.

	Option awards				Stock awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or Other Rights That Have Not Vested (#)	Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ronald A. Woessner (1)	2,000,000	---	$0.09	7/27/2020	---	---
Barry W. Wilson (2)	1,250,000	---	$0.08	9/1/2020	---	---
Russell D. Chaney (3)	150,000	---	$0.09	12/16/2019	---	---

(1)
Mr. Woessner received options to purchase 2,000,000 shares of our common stock, vesting in 12 equal quarterly installments, beginning on November 27, 2010, and 2,000,000 shares of restricted common stock, vesting in 12 equal quarterly installments, beginning on December 1, 2010.  These options and restricted stock shares are fully vested.

(2)	Mr. Wilson received options to purchase 1,250,000 shares of our common stock, vesting in 12 equal quarterly installments, beginning on December 1, 2010. These options are fully vested.
(3)
Mr. Chaney’s spouse, an employee, received options to purchase 150,000 shares of our common stock, vesting in sixty equal monthly installments, beginning January 16, 2010.  These options are fully vested.

401(k) Plan

We offer a tax qualified defined contribution 401(k) Profit Sharing Plan that covers all full time employees.  Our employees are eligible to participate in the plan upon their initial employment.  We made no matching contributions to participants in 2014 or 2013.  Expenses relating to the 401(k) plan were approximately $1,308 for the fiscal year ended December 31, 2014 and $1,258 for the fiscal year ended December 31, 2013.  We have no other plans that provide for the payment of retirement benefits or benefits that will be paid primarily after retirement.

Employment Contracts, Termination of Employment and Change in Control

In April 2008, when we completed the transaction with PostInk Technology, LP, in which PostInk became our wholly-owned subsidiary, we assumed the obligations of PostInk under existing employment agreements with Russell D. Chaney, our new Chief Executive Officer, and J. Shane Rapp, our new President.  In April 2009, we entered into amended and restated employment agreements with Mr. Chaney and Mr. Rapp, described below, primarily to clarify that Mr. Chaney and Mr. Rapp will continue as employees of COPsync, and not PostInk, and to clarify certain other terms of the employment agreements.  Pursuant to the amended and restated employment agreements, Mr. Chaney and Mr. Rapp agreed to forgo grants of nonqualified options and shares of restricted stock described in the original employment agreements with PostInk.

Under an employment agreement dated April 29, 2009, we agreed to employ Mr. Chaney as our Chief Executive Officer (currently Mr. Woessner) at a base salary of not less than $160,000, which may not be reduced without Mr. Chaney’s consent.  Mr. Chaney has voluntarily agreed to accept a reduced salary of $120,000, accept alternative roles at the Company, and to forego 401(k) matching and life insurance coverage, until we become profitable or we raise sufficient funding to sustain our operations. Mr. Chaney is also eligible for discretionary bonuses and other incentives, including stock incentives, as determined by our board of directors.  Under the agreement, we must provide Mr. Chaney with a term life insurance policy in the amount of $350,000, payable to beneficiaries designated by Mr. Chaney, and match his contributions to our 401(k) plan at 100%.  The employment agreement has an initial term through December 31, 2015, with successive one-year renewal terms unless either party gives 30 days prior notice to the contrary.  If we terminate Mr. Chaney for any reason other than for “cause” or Mr. Chaney terminates his employment for “good reason,” as such terms are defined in the employment agreement, prior to the end of the initial term or any renewal term, Mr. Chaney is entitled to a lump sum payment equal to the lesser of 200% of the remaining base salary for the initial term or renewal term, as the case may be, or $1,500,000.  In the event we experience a change in control, Mr. Chaney may terminate his employment agreement for “good reason.”  Additionally, Mr. Chaney has agreed to return all confidential information to us upon his termination, and to not solicit our customers or employees or compete with us for two years after the termination of his employment.

Under an employment agreement dated April 29, 2009, we agreed to employ Mr. Rapp as our President at a base salary of not less than $115,000 through April 1, 2010, at which point Mr. Rapp’s base salary increases to not less than $130,000, which may not be reduced without Mr. Rapp’s consent. Mr. Rapp has voluntarily agreed to accept a reduced salary of $91,000, and to forego 401(k) matching and life insurance coverage, until we become profitable or we raise sufficient funding to sustain our operations. .Mr. Rapp is also eligible for discretionary bonuses and other incentives, including stock incentives, as determined by our board of directors.  Under the agreement, we must provide Mr. Rapp with a term life insurance policy in the amount of $350,000, payable to beneficiaries designated by Mr. Rapp, and match his contributions to our 401(k) plan at 100%.  The employment agreement has an initial term through December 31, 2015, with successive one-year renewal terms unless either party gives 30 days prior notice to the contrary.  If we terminate Mr. Rapp for any reason other than for “cause” or Mr. Rapp terminates his employment for “good reason,” as such terms are defined in the employment agreement, prior to the end of the initial term or any renewal term, Mr. Rapp is entitled to a lump sum payment equal to the lesser of 200% of the remaining base salary for the initial term or renewal term, as the case may be, or $1,500,000.  In the event we experience a change in control Mr. Rapp may terminate his employment agreement for “good reason.”  Additionally, Mr. Rapp has agreed to return all confidential information to us upon his termination, and to not solicit our customers or employees or compete with us for two years after the termination of his employment.

Under a stock restriction agreement entered into as of August 27, 2010, we issued to Mr. Woessner 2,000,000 restricted shares of our common stock, which shares were conveyed to us by Mr. Chaney for the purpose of making the grant to Mr. Woessner.  The restricted stock vested ratably in twelve quarterly installments, beginning December 1, 2010.  All of the shares of restricted stock were fully vested at December 31, 2013.

Under a stock option agreement dated August 27, 2010, we granted Mr. Woessner options to purchase 2,000,000 shares of our common stock, with an exercise price of $0.09 per share, under our 2009 Long-Term Incentive Plan.  These options vested quarterly during a three-year period and at a ratable amount, beginning on November 27, 2010.  These options were fully vested at December 31, 2013.

Under a stock option agreement dated September 1, 2010, we granted Mr. Wilson options to purchase 1,250,000 shares of our common stock, with an exercise price of $0.08 per share, under our 2009 Long-Term Incentive Plan.  These options vested quarterly during a three-year period and at a ratable amount, beginning on December 1, 2010.  These options were fully vested at December 31, 2013.

Director Compensation

Except for the compensation to which Mr. Chaney and Mr. Rapp are entitled pursuant to the terms of their respective employment agreements, and the compensation to which Mr. Woessner is entitled in connection with his service as our Chief Executive Officer, none of Mr. Chaney, Mr. Rapp or Mr. Woessner receives any further compensation for service on our board of directors.

Our practice for compensating outside directors provides for an annual issuance of stock options to purchase shares of our common stock at a future date.  The program consists of the grant of an option to purchase 50,000 shares of our common stock at the time of initial election to our board of directors, and, beginning in 2015, an annual grant of an option to purchase 60,000 shares of our common stock on the first business day of each year, assuming the director has served at least six months on our board of directors at the time of the option grant.  The vesting of the stock options is over a three-year period, with 33% vesting on the one-year anniversary of the date of grant, and the remainder vesting ratably over the next eight quarters.

Summary Director Compensation Table

			Stock	Option
		Fees	Awards	Awards	Total
Director's Name	Year	($)	($)	($)	($)
Joel Hochberg (1)	2013	-	-	$2,250	$2,250
	2014	-	-	$1,840	$1,840
Joseph Alosa, Sr. (2)	2013	-	-	$2,250	$2,250
	2014	-	-	$1,840	$1,840
Robert Harris (3)	2013	-	-	-	-
	2014	-	-	$1,840	$1,840
Totals		-	-	$10,020	$10,020

(1)	Mr. Hochberg received options to purchase 25,000 shares of common stock at an exercise price of $0.10 per share on January 2, 2013, and on January 2, 2014, respectively.
(2)	Mr. Alosa received options to purchase 25,000 shares of common stock at an exercise price of $0.10 per share on January 2, 2013 and January 2, 2014, respectively.
(3)
Mr. Harris did not receive a stock option grant 2013 because he had not served on the Board for the preceding 6 months at the time of the 2013 grant. Mr. Harris received options to purchase 25,000 shares of common stock at an exercise price of $0.10 per share on January 2, 2014.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We do not believe any of our non-employee directors has a material relationship with us that could interfere with his ability to exercise independent judgment in carrying out his responsibilities.

We have adopted a practice requiring that any material transaction between us and persons or entities affiliated with our officers, directors or principal stockholders be on terms no less favorable to us than reasonably could have been obtained in arms’ length transactions with independent third parties and must be approved by disinterested members of our board of directors.

In November 2013, the Company executed two short-term notes payable in the aggregate of $313,477 with an equipment financing company that is owned by Mr. Alosa, one of our outside directors.  The purpose of the two notes was to finance the purchase of certain third-party equipment to be sold to contracted customers.  Both notes were originally scheduled to mature in May 2014. The maturity dates for both notes have been extended by the financing company for two consecutive six-month periods, that matured on June 25, 2015.  We are currently in negotiations to further extend the maturity dates until December 2015.  Both notes bear interest at 16% per annum, are payable upon maturity, and collateralized by the third-party equipment being procured.

On September 14, 2012, 824 Highway 3 Investments, L.P., for which Robert Harris, who became a member of our board of directors on November 9, 2012, is a principal, purchased 2,500,000 shares of our common stock, and a four year warrant to acquire an additional 500,000 shares of our common stock, for $250,000 in cash.  On November 14, 2012, 824 Highway 3 Investments, L.P. purchased an additional 5,000,000 shares of our common stock, and a four year warrant to acquire an additional 1,000,000 shares of our common stock, for $500,000 in cash.  The exercise price for the warrant to purchase 1,000,000 shares of our common stock is $0.20 per share, and the exercise price for the warrant to purchase 500,000 shares of our common stock is $0.10 per share.

In December 2012, Ronald A. Woessner, our chief executive officer, loaned us $120,000, which was evidenced by a demand promissory note bearing interest at the annual rate of 3%.  In February 2013, we issued a convertible promissory note in the original principal amount of $120,534, the amount of the principal and accrued interest of the demand note, which replaced the demand note. This convertible note bears 3% interest per annum and is due on March 31, 2016. In August 2013, we issued Mr. Woessner a convertible promissory note in the original principal amount of $40,000. This convertible note bears 3% interest per annum and is also due on March 31, 2016. In October 2013, we issued a convertible promissory note in the original principal amount of $60,000. This note was subsequently paid and reissued in the name of Mr. Woessner’s spouse in November 2013. The November note bears 3% interest per annum and is due on March 31, 2016. All of the foregoing outstanding convertible notes may be converted at the holder’s option into shares of the Company’s common stock at a conversion price of $0.10 per share.

In August 2013, the Company’s chief executive officer loaned the Company $40,000, which was evidenced by a convertible promissory note bearing interest at 3% annually.  The note was originally due March 31, 2014; however, the due date has been extended to March 31, 2016.  The convertible note may be converted at the holder’s option into shares of the Company’s common stock at a conversion price of $0.10 per share.

In November 2013, the spouse of the Company’s chief executive officer loaned the Company $60,000, which was evidenced by a demand promissory note bearing interest at 3% annually.  The demand note was replaced shortly thereafter with a convertible promissory note totaling $60,000, also bearing 3% annual interest and originally due March 31, 2014; however, the due date has been extended to March 31, 2016. The convertible note may be converted at the holder’s option into shares of the Company’s common stock at a conversion price of $0.10 per share.

On February 28, 2014, the Company executed a $25,000, sixty-day promissory note payable to its chief executive officer for a loan in the same amount.  The note bears interest at 3.0% per annum, which is due upon maturity of the promissory note.  In the fourth quarter of 2014, the Company repaid $17,500 of the principal amount of the note, leaving an outstanding balance of $7,500.  The Company’s chief executive officer has elected to extend the maturity date of this note to March 31, 2016.

On May 11, 2015, the Company entered into a short-term loan arrangement with a third party, with the initial principal of such loan equal to $300,000.  This short-term loan matures on November 6, 2015 and bears interest at a rate of 35.0% during the term of the loan.  Ronald A. Woessner, our chief executive officer, personally guaranteed this loan.

On June 11, 2015, Mr. Alosa, one of our outside directors, provided the company a $50,000, sixty-day loan for working capital purposes.  This loan bears interest at a rate of 8% per annum.

On June 29, 2015, the Company entered into a short-term loan arrangement with a third party, with the initial principal of such loan equal to $50,000.  This short-term loan matures on October 29, 2015 and bears interest at a rate of 40.0% during the term of the loan.  Ronald A. Woessner, our chief executive officer, personally guaranteed this loan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than ten percent (10%) of a registered class of our equity securities to file reports of ownership and changes in ownership of our common stock and other equity securities with the SEC on a timely basis. Based solely upon a review of Forms 3, 4 and 5 and amendments to these forms furnished to us, we believe all parties subject to the reporting requirements of Section 16(a) of the Exchange Act filed on a timely basis all such required reports during and with respect to our 2014 fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of June 30, 2015, concerning beneficial ownership of our capital stock held by (1) each person or entity known by us to beneficially own more than 5% of any class of our voting securities, (2) each of our directors, (3) each of our named executive officers, and (4) all of our current directors and executive officers as a group.  Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.  Percentages are calculated based on 203,052,344 shares of our common stock, 100,000 shares of our Series A Preferred Stock and 375,000 shares of our Series B Preferred Stock outstanding, plus shares issuable in payment of accrued dividends, as of June 30, 2015.  The address for our officers and directors is 16415 Addison Road, Suite 300, Addison, Texas 75001.

				Series A Preferred Stock Beneficially Owned		Series B Preferred Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Class	Number of Shares Beneficially Owned	Percentage of Class	Number of Shares Beneficially Owned	Percentage of Class	Percentage of Voting Power (15)

Russell D. Chaney	46,011,975	(1)	22.4%	100,000	100.0%	--	--	40.1%

J. Shane Rapp	16,043,259	(2)	7.8%	100,000	100.0%	--	--	30.2%

Ronald A. Woessner	8,024,780	(3)	3.8%	--	--	--	--	1.2%

Barry W. Wilson	1,250,000	(4)	*	--	--	--	--	--

Joel Hochberg	7,713,146	(5)	3.6%	--	--	118,750	31.7%	1.6%

Joe Alosa, Sr.	2,833,331	(6)	1.4%	--	--			*

Robert Harris	9,058,336	(7)	4.4%	--	--			2.5%

Byron Cook 2200 Arcady Lane, Corsicana, TX 75110	4,203,041	(8)	2.0%	--	--	75,000	20.0%	1.0%

Global Vision Hldg. c/o Hochberg Holdings 317 Ocean Blvd. Golden Beach, FL 33160	2,802,027	(9)	1.3%	--	--	50,000	13.3%	*

Griggs Family L.T 8200 Rio Bend Ct., North Richland Hills, TX 76182	1,751,267	(10)	*	--	--	31,250	8.3%	*

SDS Holding LP c/o Hochberg Holdings 317 Ocean Blvd., Golden Beach, FL 33160	1,401,014	(11)	*	--	--	25,000	6.7%	*

Bill Journey 1700 Honey Brook, Prosper, TX 75078	1,401,014	(12)	*	--	--	25,000	6.7%	*

RSIV, LLC 42320 FM 3159 Canyon Lake, TX 78133	1,070,990	(13)	*	100,000	100.0%	--	--	25.2%

W K Paxton Jr & Angela S. Paxton TTEES Paxton Family Living Trust 201 W Virginia Street McKinney, Texas 75069	691,877	(14)	*	--	--	12,500	3.3%	*

All directors and executive officers, as a group (7 persons)	89,863,837	(15)	38.6%	100,000	100.0%	118,750	31.7%	51.1%

(1)
Includes 37,572,677 shares held by Mr. Chaney directly, 7,218,308 shares held jointly with his spouse, 150,000 shares purchasable by Mr. Chaney’s spouse within 60 days under an option agreement, 970,990 shares held by RSIV, LLC, which is controlled by Mr. Chaney and Mr. Rapp, and 100,000 shares issuable upon conversion of 100,000 shares of our Series A preferred stock held by RSIV, LLC.

(2)
Includes 14,922,269 shares held by Mr. Rapp directly, 970,990 shares held by RSIV, LLC, which is controlled by Mr. Chaney and Mr. Rapp, 100,000 shares issuable upon conversion of 100,000 shares of our Series A preferred stock held by RSIV, LLC, and 50,000 shares issuable upon exercise of a warrant held by Mr. Rapp.

(3)
Includes 3,700,000 shares held by Mr. Woessner directly, 2,000,000 shares purchasable by Mr. Woessner within 60 days under an option agreement, 1,620,290 shares issuable upon conversion of two convertible promissory notes held by Mr. Woessner and 604,490 shares issuable upon conversion of a convertible promissory note held by Mr. Woessner’s spouse, and 100,000 shares issuable upon exercise of a warrant held by Mr. Woessner.

(4)	Includes 1,250,000 shares purchasable by Mr. Wilson within 60 days under an option agreement.
(5)
Includes 4,750,000 shares issuable upon conversion of 118,750 shares of our Series B preferred stock held by Veronica W, LLC, which is controlled by Mr. Hochberg, 1,904,815 shares issuable in payment of $190,482 in accrued dividends as of June 30, 3015, on our Series B preferred stock, 950,000 shares issuable upon exercise of a warrant held by Veronica, and 108,331 shares purchasable by Mr. Hochberg within 60 days under an option agreement.

(6)
Includes 2,000,000 shares held by Mr. Alosa directly, 500,000 shares held jointly with his spouse, 133,331 shares purchasable by Mr. Alosa within 60 days under an option agreement, 100,000 shares issuable upon exercise of a warrant held by Mr. Alosa and 100,000 shares issuable upon exercise of a warrant held by Mr. Alosa’s spouse.

(7)
Includes 7,500,000 shares and 1,500,000 shares issuable upon exercise of warrants, both of which are held by the investment fund of 824 Highway 3 Investments, L.P., of which Mr. Harris is a principal, and 58,336 shares purchasable by Mr. Harris within 60 days under an option agreement.  Mr. Harris disclaims beneficial ownership of these shares and warrants.

(8)
Includes 3,000,000 shares issuable upon conversion of 75,000 shares of our Series B preferred stock and 1,203,041 shares issuable in payment of $120,304 in accrued dividends as of June 30, 3015, on our Series B preferred stock.

(9)
Includes 2,000,000 shares issuable upon conversion of 50,000 shares of our Series B preferred stock and 802,027 shares issuable in payment of $80,203 in accrued dividends as of June 30, 3015, on our Series B preferred stock.

(10)
Includes 1,250,000 shares issuable upon conversion of 31,250 shares of our Series B preferred stock and 501,267 shares issuable in payment of $50,126 in accrued dividends as of June 30, 3015, on our Series B preferred stock.

(11)
Includes 1,000,000 shares issuable upon conversion of 25,000 shares of our Series B preferred stock and 401,014 shares issuable in payment of $40,101 in accrued dividends as of June 30, 3015, on our Series B preferred stock.

(12)
Includes 1,000,000 shares issuable upon conversion of 25,000 shares of our Series B preferred stock and 401,014 shares issuable in payment of $40,101 in accrued dividends as of June 30, 3015, on our Series B preferred stock.

(13)	Includes 970,990 shares held directly by RSIV, LLC and 100,000 shares issuable upon conversion of 100,000 shares of our Series A preferred stock held by RSIV, LLC.
(14)	Includes 500,000 shares issuable upon conversion of 12,500 shares of our Series B preferred stock and 191,877 shares issuable in payment of $19,188 in accrued dividends as of June 30, 3015, on our Series B preferred stock.
(15)
Based upon total votes of all outstanding shares of our capital stock.  Our Series A preferred stock votes as a class with our common stock on the basis of 750 votes per share of Series A preferred stock.  Our Series B preferred stock vote with our common stock on the basis of 40 votes per share of Series B preferred stock.  The aggregate accrued dividends for the Series B preferred stock, which may be converted into shares of common stock at June 30, 2015, is 6,006,575 shares.

NO DISSENTER’S RIGHTS

Under the DGCL, stockholders are not entitled to dissenter’s rights of appraisal with respect to the Proposed Actions.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee or any associate of such person has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or director nominee. No director has informed us that he intends to oppose the Proposed Actions.

ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Securities Exchange Act of 1934. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders.  We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 16415 Addison Road, Suite 300, Addison, Texas 75011, or by calling us at (972) 865-6192.  A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS
OF COPSYNC INC.

/s/ Ronald A. Woessner
Ronald A. Woessner
Chief Executive Officer

Appendix A

CERTIFICATE OF AMENDMENT
TO
THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
COPSYNC, INC.

FIRST: Article IV of the Amended and Restated Certificate of Incorporation of COPsync, Inc. is hereby amended by adding the following paragraph at the end thereof:

"Upon the filing and effectiveness (the "Effective Time") pursuant to the General Corporation Law of the State of Delaware (the "DGCL") of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each _____ shares of the Corporation's Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified, combined, and converted into one (1) validly issued, fully paid, and non-assessable share of Common Stock, par value $0.0001 per share, of the Corporation, without any action by any holder thereof; provided that no fractional share interests shall be issued as a result of the foregoing reclassification, combination, and conversion.  In lieu of issuing fractional shares, the Corporation will issue to any stockholder who otherwise would have been entitled to receive a fractional share as a result of the reverse stock split an additional share of Common Stock.

From and after the Effective Time certificates that, immediately prior to the Effective Time, represent shares of Common Stock that are held by any stockholder that holds shares of Common Stock immediately prior to the Effective Time shall thereafter represent the number of shares of Common Stock into which such shares shall have been reclassified, combined, and converted at the Effective Time pursuant to this Certificate of Amendment."

SECOND: That pursuant to resolution of the Board of Directors, the proposed amendment was approved by the requisite number of stockholders of the Corporation via written consent, dated July 7, 2015 in accordance with Sections 228 and 242 of the General Corporation Law of Delaware.